CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 27, 2026, relating to the consolidated financial statements and financial highlights of 21Shares 2x Long Dogecoin ETF and 21Shares 2x Long Sui ETF, each a series of Listed Funds Trust, which are included in Form N-CSR for the period ended December 31, 2025, and to the references to our firm under the headings “Other Service Providers” an “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
April 27, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 27, 2026, relating to the consolidated financial statements and financial highlights of 21Shares FTSE Crypto 10 Index ETF and 21Shares FTSE Crypto 10 ex-BTC Index ETF, each a series of Listed Funds Trust, which are included in Form N-CSR for the period ended December 31, 2025, and to the references to our firm under the headings “Other Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
April 27, 2026

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